2375 E Camelback Road Suite 300 Phoenix, Arizona 85016 T +1 602 636 6000 F +1 602 636 6002 www.rsmus.com January 11, 2024 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Alpine 4 Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 11, 2024, and we agree with such statements concerning our firm.